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                                                                 EXHIBIT 10.32




                    ALL AMERICAN FREMANTLE II, INC. GUARANTY

                 Reference is made to the following Agreements: the Asset Purchase Agreement, dated as of October 6, 1995 (the "Asset Purchase Agreement"), by and among Mark Goodson Productions, L.P and The Child's Play Company, as Sellers, and Mark Goodson Productions, LLC (the "Company") and The Interpublic Group of Companies, Inc. ("Interpublic"), as Buyers, and Marvin Goodson, Richard Schneidman and Jeremy Shamos, as Executors of The Estate of Mark Goodson and All American Communications, Inc. ("AACI"); the Main License Agreement, dated as of October 6, 1995 (the "Main License"), by and between the Company and All American Goodson, Inc. ("AAG"); the Amended and Restated Operating Agreement, dated as of October 6, 1995 (the "Operating Agreement"), by and among AACI, AAG, Interpublic and Infoplan International, Inc. ("Infoplan"); the Letter Agreement dated as of October 6, 1995 (the "Letter Agreement"), by and among Interpublic, Infoplan, Interpublic Game Shows, Inc., the Company, AACI, AAG, All American Fremantle II, Inc. ("AAFII" or "Guarantor") and All American Television II, Inc. ("AATII"); the Intercreditor Agreement, dated as of October 6 (the "Intercreditor Agreement"), by and among Chemical Bank (acting for itself and as Agent), Interpublic, AACI, AAG, AAFII, AATII and the Company; the Affiliate Guaranties, dated as of the date hereof (the "Affiliate Guaranties"), entered into by each of AAG and AATII; the Security Agreements, dated as of the date hereof (the "Security Agreements"), entered into by each of AAG, AATII and AAFII; and the Pledge Agreements, dated as of the date hereof (the "Pledge Agreements") entered into by each of AACI, AAG, All American Television, Inc. and All American Fremantle International, Inc. The Asset Purchase Agreement, Main License, Operating Agreement, Letter Agreement, Intercreditor Agreement, Affiliate Guaranties, Security Agreements and Pledge Agreements are collectively referred to as the "Related Agreements." This Guaranty is being delivered in order to induce Interpublic to consummate the transactions contemplated by the Intercreditor Agreement. This Guaranty and Guarantor Obligations (as defined below) guaranteed hereunder are subordinated to the Senior Obligations (as such term is defined in the Intercreditor Agreement) to the extent and on the terms and conditions set forth in the Intercreditor Agreement.

                 1. For good and valuable consideration the adequacy of which is hereby acknowledged Guarantor hereby unconditionally and irrevocably guarantees to Interpublic, Infoplan International, Inc., and Interpublic Game Shows, Inc. (A) the due and punctual payment of any and all amounts required to be paid by, and performance of each and every one of the obligations of AACI to Interpublic in connection with certain "put" and, upon the occurrence and continuation of a Make Whole Default (as such term is defined in the Operating Agreement), the "make whole" obligations of AACI pursuant to the Operating Agreement (as amended, modified or supplemented from time to time), (B) the due and punctual payment of any and all amounts to be paid by, and performance of certain indemnification obligations of AACI to Interpublic pursuant to Section 4(a) of the Letter Agreement (as amended, modified or
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supplemented from time to time) and (C) the due and punctual payment of any and all amounts to be paid by, and performance of each and every one of the obligations of AACI, AAG and AATII to Interpublic pursuant to the first sentence of Section 19 of the Intercreditor Agreement (as amended, modified or supplemented from time to time) AACI, AAG and AATII are collectively referred to as the "All American Entities" and the payment and performance obligations set forth in paragraphs (A), (B) and (C) above are collectively referred to as the "Guarantor Obligations". Guarantor further agrees that the Guarantor Obligations may be amended, modified, supplemented, accelerated, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise expressly required herein), and it will remain bound upon this Guaranty notwithstanding any amendment, modification, supplement, acceleration, extension or renewal of any Guarantor Obligation. The term "Interpublic" as used herein shall refer to Interpublic, Infoplan
International, Inc. and Interpublic Game Shows, Inc. except that when a provision requires notice to or consent from Interpublic, the term Interpublic shall refer to only The Interpublic Group of Companies, Inc.

                 2. Guarantor waives presentation to, or demand for payment from and protest to, as the case may be, any of the All American Entities or any other Person (as such term is defined in the Security Agreements) by Interpublic, and also waives notice of protest for nonpayment. The obligations of Guarantor hereunder shall not be affected by (i) the failure of Interpublic, to assert any claim or demand or to enforce any right or remedy against any or all of the All American Entities or any other Person under the provisions of any Related Agreement, as the case may be, or any other agreement or otherwise; (ii) any amendment, modification, supplement, acceleration, extension or renewal of any provision hereof or thereof; or (iii) the failure of Interpublic to obtain the consent of Guarantor (which consent shall not be necessary) with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any Related Agreement or of any other agreement.

                 3. Guarantor hereby expressly assumes all responsibility to remain informed of the financial condition of each of the All American Entities and any circumstances affecting the ability of each of the All American Entities to fulfill their respective Guarantor Obligations under any Related Agreement or any other agreement.

                 4. Guarantor's guaranty hereunder shall not be (a) affected by the genuineness, validity, regularity or enforceability of the Guarantor Obligations or any other instrument evidencing any of the Guarantor Obligations, (b) affected by the existence, validity, enforceability or perfection of any collateral, (c) limited to the extent or by any release of any such collateral or (d) affected or limited by any other circumstance relating to the Guarantor Obligations which might otherwise constitute a defense to Guarantor's guaranty hereunder other than the full, timely and nonrescinded payment and performance of the Guarantor Obligations by the All American Entities in accordance with the terms of the applicable Relevant Documents. Interpublic makes no representation or warranty with respect to any such circumstances and has no duty or responsibility whatsoever to Guarantor in respect to the





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management and maintenance of the Guarantor Obligations or any collateral security for the Guarantor Obligations.

                 5. The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Interpublic to assert any claim or demand or to enforce any remedy under the Related Agreements or any other agreement by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law, unless and until the Guarantor Obligations are paid and performed in full.

                 6. Guarantor's obligations hereunder shall not be affected by the fact that any of the Guarantor Obligations are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or other similar procedure involving any All American Entity. Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any Guarantor Obligation is rescinded or must otherwise be restored by Interpublic upon the bankruptcy, insolvency or reorganization of any of Guarantor or any All American Entity, or otherwise. In furtherance of the provisions of this Guaranty, and not in limitation of any other right which Interpublic may have at law or in equity against any of the All American Entity or Guarantor by virtue hereof, upon failure of any All American Entity to pay or perform any such Guarantor Obligation to Interpublic when and as the same shall become due, Guarantor hereby promises to and will, upon receipt of written demand by or on behalf of Interpublic, on behalf of such All American Entity, forthwith pay or cause to be paid to Interpublic, on behalf of such all American Entity, in cash an amount equal to the unpaid amount of all the Guarantor Obligations then due.

                 7. All rights of Guarantor against any of the All American Entities arising as a result of the payment by Guarantor of any sums to Interpublic hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior final and indefeasible payment in full of all then outstanding Guarantor Obligations. If any amount shall be paid to Guarantor for the account of any All American Entity, such amount shall be held in trust for the benefit of Interpublic and shall forthwith be paid to Interpublic and be credited and applied to the Guarantor Obligations.

                 8. Notwithstanding any other provision of the Agreement, the amount guaranteed by Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this guaranty shall not be subject to avoidance under Section 548 of the





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Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of the Guarantor's Obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which Guarantor may have under this guaranty or the Agreement shall be taken into account.

                 9. The rights and/or obligations of Guarantor hereunder shall not be assigned by Guarantor without the prior written consent of Interpublic. The rights and/or obligations of Interpublic hereunder shall be assignable without the approval of Guarantor to any person to whom Interpublic's rights under any of the Intercreditor Agreement, Operating Agreement and Letter Agreement are validly assigned. The Guarantor Obligation set forth in paragraph 1 clause (A) of this Guaranty shall terminate automatically and shall be of no further force or effect, in the event Guarantor or its Affiliates (as defined below) acquire all of Interpublic's membership interests in the Company pursuant to that certain Option Agreement, dated as of October 6, 1995, by and among AACI, Interpublic and Infoplan. As used herein, the term "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person and, for purposes of this definition, "control" shall mean the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 10. From the date hereof and for so long as any Guarantor Obligations remain unpaid or unsatisfied, Guarantor agrees that it will not:

                 (a) Incur, create, assume or suffer to exist any (i) indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course and payable in accordance with customary trading terms in the ordinary course of business); (ii) indebtedness of others which Guarantor has directly or indirectly assumed or guaranteed or for which Guarantor has otherwise provided credit support; (iii) indebtedness of others secured by a Lien (as hereinafter defined) on assets of Guarantor whether or not Guarantor shall have assumed such indebtedness; (iv) obligations of Guarantor in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of Guarantor (other than trade payables arising in the ordinary course and payable in accordance with customary trading terms in the ordinary course of business); and (v) obligations of Guarantor under any lease of property (whether real, personal or mixed) by Guarantor as lessee which, in accordance with GAAP (as defined in the Security Agreements) is or should be accounted for as a capital lease on Guarantor's balance sheet (a "Capital Lease" and the items set forth in (i) - (v) collectively, "Indebtedness") other than:

                                  (A)      normal business liabilities which
                          are not the result of a transaction which is the equivalent of a borrowing of money;





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                                  (B)      liabilities relating to net or gross
                          profit participations, deferments, guild residuals and other costs payable to parties that are not Affiliates of Guarantor with respect to the exploitation of any of the Library Rights, Library Physical Properties, Programs (as each term is defined in the Main License) or portions thereof or rights therein as contemplated by and subject to the terms and conditions of the Related Documents or any documents contemplated thereby;

                                  (C)      Indebtedness pursuant to or
                          contemplated by any of the Related Agreements;

                                  (D)      Indebtedness permitted by (i) that
                          certain Credit Security, Guaranty and Pledge
                          Agreement, dated as of April 13, 1995, with Chemical Bank, as Agent (the "Chemical Agreement") as currently in effect (other than Indebtedness set forth in clauses (vi) and (vii) of Section 6.1 of the Chemical Agreement) or as hereafter amended (so long as such amendment has been approved by Interpublic or by the Arbitration Committee of AACI's board of directors whose members at the time of such approval shall include three members, one of who is an Interpublic designee, one of who is an AACI designee and one of who is an independent designee (as such committee is constituted, the "Arbitration Committee")), or (ii) any refinancing of the Chemical Agreement by a party agreeing to be bound by the terms and conditions of the Intercreditor Agreement, which refinancing does not increase the Tranche E Indebtedness then outstanding under the Chemical Agreement at the time of such refinancing (any such refinancing, a "Permitted Refinancing").

                 (b) Incur, create, assume or suffer to exist any pledge, mortgage, security, interest, encumbrance, lien, copyright mortgage, or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the UCC (as such term is defined in the Security Agreements) (each of the foregoing a "Lien" and collectively "Liens") on its income, property or assets, whether now owned or hereafter acquired, except the Liens set forth in clauses (i) - (viii) below (collectively "Permitted Liens"):

                          (i) Liens pursuant to written security agreements (in form and substance reasonably acceptable to the Interpublic) in favor of guilds required pursuant to terms of collective bargaining agreements, which Liens are subordinated or junior to the claims of Interpublic hereunder pursuant to documentation that is satisfactory in form and substance to Interpublic;

                          (ii) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings, provided that, Guarantor shall have set aside on





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                 its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary;

                          (iii) Liens on receivables in situations where Guarantor is acting solely as a collection agent for such receivables in return for a fee;

                          (iv) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by laboratories and production houses, record warehouses and suppliers of materials and equipment but in any instance not securing obligations in excess of $500,000 in the aggregate;

                          (v) possessory Liens (other than of laboratories and production houses) which (A) occur in the ordinary course of business, (B) secure normal trade debt which is not yet due and payable, (C) do not secure Indebtedness for borrowed money and (D) do not defer payment terms beyond 180 days;

                          (vi) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed));

                          (vii) Liens in favor of Interpublic or the Lenders (as such term is defined in the Chemical Agreement) pursuant to or contemplated by the Chemical Agreement, this Guaranty, the Intercreditor Agreement or any of the other Related Agreements.

                          (viii) Liens permitted by (A) the Chemical Agreement as currently in effect (other than Liens set forth in clauses (x), (xii), and (xvi) of Section 6.2 of the Chemical Agreement) or as hereafter amended (so long as such amendment has been approved by Interpublic or by the Arbitration Committee), or (B) any Permitted Refinancing.

                 (c) Incur, create, assume or suffer to exist any Guaranty (as hereinafter defined) either directly or indirectly, or otherwise in any way become responsible for any Indebtedness (including working capital maintenance, pay-or-play contracts or other similar obligations) of any other Person, contingently or otherwise, except (A) for the endorsement of negotiable instruments by AAFII in the ordinary course of business, (B) for Guaranties pursuant to or contemplated by the Intercreditor Agreement or any of the other Related Agreements, (C) Guaranties permitted by (i) the Chemical Agreement as currently in effect (other than Guaranties set forth in clause (iii) of Section
6.3 of the Chemical Agreement) or as hereafter amended (so long as such amendment has been approved by Interpublic or by the Arbitration Committee), or
(ii) any Permitted Refinancing and (D) this Guaranty. The term "Guaranty" shall mean direct or indirect obligation guarantying or intended to guaranty any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary





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obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation.

                 (d) Make or permit to exist any loan, advance, contribution of capital or similar extension of credit to any Affiliate of Guarantor, other than to AAG or AATII, or purchase any stock of any Affiliate of Guarantor, other than of AAG or AATII, or make or permit to exist any commitment for any of the foregoing (except for current trade and customer accounts receivable for services rendered by an Affiliate in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business).

                 (e) Declare, make or incur (i) any liability to make any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of Guarantor or any of its subsidiaries now or hereafter outstanding; (ii) any redemption or other acquisition or re-acquisition by Guarantor or any of its subsidiaries of any class of its own stock or other equity interest of Guarantor, any of its subsidiaries or Affiliates now or hereafter outstanding; (iii) any payment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Guarantor Obligations and (iv) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of Guarantor or any of its subsidiaries now or hereafter outstanding.

                 (f) Sell, lease, liquidate or otherwise dispose of any asset, including, without limitation, the Main License, any sublicenses thereunder and any other licenses for the exploitation of the Library Rights, Library Physical Properties, Programs or portions thereof or rights therein, except in the ordinary course of business or as otherwise permitted in the Main License.

                 (g) Change the location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral (as defined in the Security Agreement to which it is a party) or its books and records with respect to the Collateral or change its name without (i) giving Interpublic 30 days prior written notice of such change and (ii) filing any additional UCC financing statements, and such other documents requested by Interpublic or which are otherwise necessary or desirable to maintain perfection of the security interest of Interpublic.

                 (h) Effect any transaction with any Affiliate of Guarantor other than transactions contemplated or permitted by the Related Documents.





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                 (i)      Amend, alter, modify, or waive, or consent to any
amendment, alteration, modification or waiver of the articles of incorporation or bylaws of Guarantor except (i) such amendments or modifications as are deemed ministerial and not materially adverse to Interpublic's interests by Guarantor in its reasonable judgment or (ii) with Interpublic's prior consent, which consent shall not be unreasonably withheld or delayed.

                 (j)      Merge into or consolidate with a Person.

                 (k) Engage in any business substantially different from, or not related to, the business that Guarantor is presently engaged in or presently contemplated to be engaged in.

                 (l) Acquire or create any new direct or indirect subsidiary; provided, however, that Guarantor may incorporate additional subsidiaries if (i) each such subsidiary executes an instrument of joinder satisfactory to Interpublic whereby such subsidiary becomes a Guarantor hereunder and the capital stock of such subsidiary becomes part of the Pledged Stock (as such term is defined in the Intercreditor Agreement) or (ii) Guarantor takes such other action in connection with the stock of such subsidiary as is reasonably deemed appropriate by Interpublic to protect its security interest therein.

                 (m) After the date hereof, open or maintain any bank account other than those accounts referred to in the Intercreditor Agreement or listed on Schedule I hereto without the prior written consent of Interpublic, provided that, Interpublic shall be deemed to have consented to the opening or maintenance of any such bank account if, within ten (10) days after its receipt of written notice of such opening of such account, Interpublic has not notified Guarantor of its objection thereto.

                 11. This Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to contracts made and to be fully performed within such State, without giving effect to the principles of conflict of laws thereof. Guarantor hereby irrevocably submits to the jurisdiction of any New York State court or United States federal court, in either case sitting in The City of New York, Borough of Manhattan over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Guarantor hereby irrevocably appoints Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022 (Attention: William E. Wallace), as its agent to receive service of summons and complaints and any other process which may be served in any such suit, action or proceeding.

                 12. The parties hereto waive all right to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether in contract, tort, or otherwise arising out of, connected with, related to, or incidental to, this agreement or the transactions contemplated hereby.





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                 IN WITNESS WHEREOF, AAFII has caused this Guaranty to be
executed and delivered by its duly authorized officer on November 20, 1995. ALL AMERICAN FREMANTLE II, INC.

                                      ALL AMERICAN FREMANTLE II, INC.



                                      By:
                                          ------------------------------------
                                      Name:
                                      Title





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                           SCHEDULE I: BANK ACCOUNTS





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